Exhibit 10.1

December 23, 2016

Re:Amendment to Employment Agreement dated August 24, 2011

Dear Mr. Leung:

This letter (“Amendment”) is to confirm our understanding concerning an amendment to be made with respect to the Employment Agreement dated as of the 24th day of August 2011 (the “Agreement”), between NovoCure USA Inc. (“Company”) and Gabriel Leung (“Employee”).  All terms not otherwise defined herein are used as defined in the Agreement.

The purpose of this Amendment is to modify the terms of the Agreement.

The Agreement is hereby amended as follows:

1.

The parties mutually agree that the Agreement shall terminate effective December 31, 2016.  For clarity and notwithstanding the prior sentence, Mr. Leung shall continue to serve as a director of the Company’s affiliate, NovoCure Limited.

2.	Except as amended hereby, the Agreement remains in full force and effect.

If the foregoing accurately reflects your understanding as to these matters, please indicate your agreement in the space provided below, and return one fully-executed original to me.

Very truly yours,

/s/ Wilco Groenhuysen

Wilco Groenhuysen

Chief Financial Officer

Acknowledged and agreed to by:

By: /s/ Gabriel Leung

       Gabriel Leung

       Date:  December 22, 2016

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